SUBSCRIPTION AGREEMENT
relating to a $2,500,000 issuance of Dollar denominated bonds (obligations)
dated 30 October 2025

between
NANOBIOTIX S.A.
as Issuer,

THE ENTITIES LISTED ON THE SIGNATURE PAGES HERETO
as Subscribers

and

HCR NANO SPV, LLC
as Subscriber Representative

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CONTENTS

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THIS SUBSCRIPTION AGREEMENT (hereinafter, together with its schedules and as amended from time to time, this "Agreement") is dated 30 October 2025 and made among:
(1)NANOBIOTIX S.A., a société anonyme à conseil de surveillance et directoire organised under the laws of France, whose registered office is at 60 rue Wattignies, 75012 Paris, France and with registration number 447 521 600 R.C.S PARIS, as issuer (the "Issuer");
(2)The entities listed in Schedule 1 (The Original Subscribers) hereto (together with their assignees and transferees in accordance with Clause 7 (Transfers by the Subscribers or Bondholders) of this Agreement, the "Subscribers");
(3)AND:
(4)HCR Nano SPV, LLC, a limited liability company formed under the laws of Delaware, whose registered office is at 300 Atlantic Street, Suite 600, Stamford, Connecticut 06901, United States of America, solely in its capacity as agent for, and representative of, the Subscribers in accordance with and pursuant to the Support Agreement (the "Subscriber Representative").
(5)
IT IS AGREED as follows:
SECTION 1
INTERPRETATION
1.DEFINITIONS AND INTERPRETATION
1.1Definitions
In this Agreement:
"Accession Agreement" means an agreement in the form set out in Schedule 4 (Form of Accession Agreement).
"Bonds" means the fifty thousand (50,000) bonds (obligations) denominated in Dollars and governed by the Terms and Conditions and to be issued by the Issuer and subscribed by the Subscribers pursuant to this Agreement.
"Commitment" means:
(a)in relation to each Original Subscriber, the amount in USD set out opposite that Original Subscriber’s name in the "Corresponding aggregate Initial Instalment (in USD)" column of the table in Schedule 1 (Original Subscribers); and
(b)in relation to any other Subscriber, the amount in USD of Commitments transferred to it in accordance and subject to this Agreement, as set out in the Transfer / Accession Agreement(s) executed by it, in each case, to the extent not cancelled or transferred by it under this Agreement.
"Eligible Transferee" means any entity which (based (i) on criteria such as credit ratings, financial statements or other relevant financial indicator(s) or, (ii) where such entity is a fund (or other entity operating as a fund), on its available and uncommitted

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capital resources, in each case as reasonably demonstrated to the Issuer) shows a level of creditworthiness sufficient to enable it to perform its payment obligations as a Subscriber under this Agreement.
"Event of Default" means any event which would have constituted an Event of Default as defined under the Terms and Conditions, had the Issuance already taken place.
"Finance Party" means:
(a)from the Signing Date until the completion of the Issuance, the Subscribers; and
(b)thereafter each Bondholder.
"Issuance" means the issuance of the Bonds.
"Issuance Date" means the date of Issuance, which shall be the same date as the Closing Date (as defined in the Support Agreement).
"Party" means a party to this Agreement.
“Signing Date” means the date of this Agreement.
"Subscription Notice" means a "bulletin de souscription" relating to the Bonds and in the form set out in Part II (Form of Subscription Notice) of Schedule 3 (Requests and Notices).
"Subscription Request" means a request to subscribe for the Bonds made by the Issuer to the Subscribers, and in the form set out in Part I (Form of Subscription Request) of Schedule 3 (Requests and Notices).
"Termination Date" means the “End Date” as such term is defined in Section 17.3(a) of the Support Agreement.
"Terms and Conditions" means the terms and conditions governing the Bonds in the form attached as Schedule 5 (Terms and Conditions).
"Transaction Documents" means the Finance Documents and the Support Agreement.
1.2Construction
(a)The principles of construction set out in Clause 1.2 (Construction) of the Terms and Conditions shall apply for the purpose of this Agreement, mutatis mutandis.
(b)Unless a contrary indication appears, terms beginning with capitalised letters and not otherwise defined in this Agreement shall have the meaning given to them in the Terms and Conditions.
(c)Unless a contrary indication appears, prior to the Issuance any cross-references to or incorporations from the Terms and Conditions shall be deemed to be to or from the form of the Terms and Conditions as set out in Schedule 5 (Terms and Conditions).

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SECTION 2
ISSUE AND SUBSCRIPTION
2.ISSUE AND SUBSCRIPTION OF THE BONDS
2.1Undertaking to issue
On the Issuance Date, the Issuer shall issue the Bonds and shall reserve the right to subscribe the Bonds to the Subscribers, each in proportion to its Commitment immediately prior to completion of the Issuance.
2.2Undertaking to subscribe
(a)On the terms and subject to the conditions of this Agreement, each Subscriber undertakes to subscribe, on the Issuance Date, for the Bonds attributable to that Subscribers’ Commitment, being that number of Bonds which equals that Subscriber's Commitment immediately prior to completion of the Issuance, and for that purpose to deliver to the Issuer, on the Issuance Date, a duly executed Subscription Notice in respect of the Bonds attributable to its corresponding Commitment.
2.3Rights and obligations of the Finance Parties
(a)The obligations of each Subscriber under the Finance Documents are several. Failure by a Subscriber to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(b)The rights of each Subscriber under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Subscriber from the Issuer shall be a separate and independent debt.
(a)A Subscriber may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.
3.SUBSCRIPTION REQUEST
The Issuer may request the subscription of the Bonds by delivery to the Subscriber Representative of a duly completed Subscription Request by no later than 11:00 a.m. (Paris time) [***] Days before the Issuance Date.
4.CONDITIONS PRECEDENT
Without prejudice to Clause 3 (Subscription Request), no Subscriber will be obliged to comply with Clause 2.2 (Undertaking to subscribe) unless:
(a)it has received (or is satisfied that it will receive) on the Signing Date, all of the documents and other evidence listed in Part I (Conditions precedent to signing of

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this Agreement) of Schedule 2 (Conditions precedent) in form and substance satisfactory to it acting reasonably or has otherwise waived such requirement; and
(b)it has received (or is satisfied that it will receive) on the Issuance Date all of the documents and other evidence listed in Part II (Conditions precedent to availability) of Schedule 2 (Conditions precedent) in form and substance satisfactory to it acting reasonably or has otherwise waived such requirement.
5.REPRESENTATIONS
5.1Representations of the Issuer
On the Signing Date, the Issuer makes to the Subscribers all the representations and warranties set out in Clause 17 (Representations) of the Terms and Conditions as if they were incorporated into this Agreement, mutatis mutandis.
5.2Representations of the Subscribers
Each Subscriber represents and warrants severally (and not jointly) to the Issuer that it is experienced in evaluating companies such as the Issuer, has such knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of its prospective investment in the Bonds, and has the ability to bear the economic risks of the corresponding investment. Each Subscriber further represents and warrants severally (and not jointly) to the Issuer that it is acquiring the Bonds for investment and for its own account and not with the view to, or for resale in connection with, any distribution thereof. Each Subscriber understands that the Bonds have not been and will not be registered under the Securities Act of 1933, as amended. Each Subscriber further represents and warrants severally (and not jointly) that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Bonds.

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SECTION 3
PAYMENT AND APPLICATION OF THE SUBSCRIPTION PRICE
6.PAYMENT OF THE SUBSCRIPTION PRICE – REGISTRATION
6.1Subscription price
The subscription price payable by the Subscribers for each Bond subscribed by it shall be the Initial Instalment and shall be payable in Dollars only.
6.2Payment of the subscription price
Subject to the terms and conditions of this Agreement, each Subscriber shall, on the Issuance Date:
(a)fund through the applicable Participation Office an amount equal to the portion of the aggregate Initial Instalment which is attributable to its Commitment; and
(b)wire transfer such amount to the account the coordinates of which shall have been designated by the Issuer for that purpose in the corresponding Subscription Request.
6.3Registration of the Bonds
Immediately upon receipt of payment by the Subscribers of the amount payable by each such Subscriber under Clause 6.2 (Payment of the subscription price) above, the Issuer shall register the Bonds in the name of the relevant Subscribers in its books ("registre des mouvements de titres" and "comptes individuels").

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SECTION 4
TRANSFERS
7.TRANSFERS BY THE SUBSCRIBERS OR BONDHOLDERS
7.1Definitions – Prevailing terms
(a)A reference in this Clause 7 to:
(i)a “sub-participation” means any sub-participation or sub-contract (whether written or oral) or any other agreement or arrangement having an economically substantially similar effect, including any credit default or total return swap or derivative (whether disclosed, undisclosed, risk or funded) by a Bondholder of, or in relation to, all or part of the Bonds hold by it (or its legal, beneficial or economic interest in relation to, the Bonds and/or Finance Documents) to a counterparty; and
(ii)a “transfer” means, as the case may be (i) a transfer of legal title to Bonds (whether by way of sale or otherwise) and/or, (ii) a transfer of contractual position (cession de contrat) with respect to rights and obligations arising hereunder.
(b)Each Party expressly acknowledges and agrees that the provisions of this Clause 7 shall, as between the Issuer, the Subscribers and the Bondholders, prevail over the provisions of paragraph (a) of Clause 20.1 (Transfer of Bonds) of the Terms and Conditions.
7.2Transfer by the Subscribers
Prior to the Issuance Date, no Subscriber may transfer all or part of its subscription commitment and related rights and obligations under this Agreement, except (i) to an Affiliate or Related Fund who also is an Eligible Transferee or (ii) otherwise with the prior consent of the Issuer.
7.3Transfer by the Bondholders
(a)At any time after the Issuance Date, a Bondholder (including, for the avoidance of doubt, the Subscribers and in this capacity, the “Transferor”) may transfer Bonds or enter into a sub-participation to or with:
(i)any Affiliate or Related Fund;
(ii)another existing Bondholder or any Affiliate or Related Fund thereof;
(iii)any other individual, firm, corporation, partnership, limited liability company, trust, joint venture, association, governmental entity or other entity so long as such person is not listed on Schedule 7.4(b) of the Support Agreement; or

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(iv)to any other entity subject to the prior written consent of the Issuer (such consent not to be unreasonably withheld, conditioned or delayed),
(each a “Transferee”), provided that during the period beginning on the Issuance Date and ending on the Incremental Instalment Payment Date, any Transferee must be an Eligible Transferee.
7.4Further conditions to transfers
(a)Any transfer under Clause 7.2 (Transfer by the Subscribers) or Clause 7.3 (Transfer by the Bondholders) will, subject to the European Investment Bank Intercreditor, only be effective upon:
(i)unless (1) the Transferee is already a party to this Agreement or (2) receipt by the Issuer and the Transferor of a duly executed Accession Agreement pursuant to which the relevant Transferee agrees to be bound by all of the terms of this Agreement as if it had originally been party to this Agreement; and
(ii)completion of any formalities required under (i) applicable provisions of the Trust Agreement (including Know Your Customer requirements of the Trustee), (ii) applicable provisions of the Terms and Conditions and (iii) applicable law.
7.5Right of forced transfer in respect of Defaulting Bondholders
(a)Any Bondholder which will not be in a position to fund all or part of the Incremental Instalment attributable to the Bonds held by it on the Incremental Instalment Payment Date must promptly inform the Issuer, whereupon the Issuer may implement a transfer of all such Bonds in accordance with paragraph (b) below.
(b)If any Bondholder becomes a Defaulting Bondholder, the Issuer may, at any time whilst the relevant Bondholder continues to be a Defaulting Bondholder, but subject to [***] Business Days’ prior notice to be delivered to that Defaulting Bondholder, request that Defaulting Bondholder to transfer all (but not part) of the Bonds held by it to (i) one or more other Bondholders or (ii) any other financial institution selected by the Issuer for that purpose and having accepted such a transfer, and:
(i)the Issuer shall serve a notice of transfer to the Defaulting Bondholder provided that such notice shall have been previously signed by the Issuer and the relevant transferee; and
(ii)on the date falling [***] days after the date of service of the said notice, the Bonds held by that Defaulting Bondholder shall be transferred to the relevant transferee pursuant to a Transfer Agreement and subject to a payment by

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the transferee of the transfer price in an amount per Bond equal to such Bond’s Total Subscription Price.

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SECTION 5
COSTS
8.COSTS AND EXPENSES
8.1Transaction expenses
(a)The Issuer shall pay to the Subscribers (i) the amount of the Subscribers’ documented out of pocket costs, fees and expenses incurred prior to the Signing Date as a result of the due diligence, negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement (including the Terms and Conditions) up to an amount of [***], provided, that the Issuer and Subscribers acknowledge that Issuer has made an initial payment to Subscribers of [***] in respect of such expense and provided, further, that the Subscribers shall be entitled to deduct from the subscription price payable pursuant to Clause 6.2 up to [***] in satisfaction of such expenses, and (ii) the amount of the Subscribers’ documented and reasonable out of pocket costs, fees and expenses incurred between the Signing Date and the Issuance Date in connection with consummating the Issuance.
(b)The Issuer shall only be required to make a payment under this Clause 8.1 to the extent it has received evidence that such costs and expenses have been incurred by the party claiming the same.
8.2Amendment costs
If the Issuer requests an amendment, waiver or consent (whether positive or negative), release or suspension of rights (or any proposal for any of the same) in connection with:
(i)this Agreement (or, more generally, the Finance Documents), up to and including the Issuance Date; or
(ii)this Agreement after the Issuance Date,
the Issuer shall, within [***] Business Days of demand, reimburse the Subscribers for all reasonable costs and expenses (including legal fees) incurred by the Subscribers (subject to any pre-agreed cap) in responding to, evaluating, negotiating or complying with that request or required amendment.
8.3Enforcement costs
The Issuer shall promptly, and in any event within [***] Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under (or the taking of any preparatory steps in connection therewith) this Agreement.

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SECTION 6
CANCELLATION
9.CANCELLATION
9.1Lapse of time
(a)The Commitment of each Subscriber under this Agreement will immediately and automatically be cancelled in full if:
(i)subject to paragraphs (b) and (c) below, the Issuance has not occurred by the Termination Date and the Subscriber Representative (on behalf of all the Subscribers) or the Issuer has delivered a notice of cancellation of this Agreement pursuant to Section 7.13(a) of the Support Agreement; or
(ii)the Subscriber Representative (on behalf of all the Subscribers) has delivered a cancellation notice to the Issuer in accordance with Clause 9.2 (Event of Default) below following the occurrence of an Event of Default which is continuing.
(b)No Party shall be able to cancel the Commitment of the Subscribers under this Agreement pursuant to paragraph (a)(i) above if such party’s breach of a representation, warranty, covenant or agreement set forth in the Support Agreement or this Agreement has been the cause of or resulted in the failure of the Issuance not occurring on or before the Termination Date.
(c)The Parties agree that if the Trust Agreement has been executed and submitted to the French Tax Authority on or after the date falling [***] Business Days before the Termination Date, no Party shall be able to cancel the Commitments of the Subscribers provided that the Issuer has delivered to the Subscriber Representative the Subscription Request on the day of execution of the Trust Agreement (or the immediately following Business Day).
9.2Event of Default
(a)Until the Issuance Date, any of the events or circumstances set out in Clause 19 (Events of Default) of the Terms and Conditions which would, had the Issuance taken place, have constituted an Event of Default shall be deemed to constitute an Event of Default under this Agreement.
(b)If an Event of Default occurs at any time prior to the Issuance Date, all the Subscribers may, by notice to the Issuer by the Subscriber Representative, cancel all Commitments under this Agreement (and not a portion thereof) whereupon all such Commitments shall be immediately cancelled and the Subscribers shall have no further obligation to subscribe for the Bonds.

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SECTION 8
ADMINISTRATION
10.NOTICES
10.1Incorporation
The provisions of Section 7.2 of the Support Agreement are incorporated herein, mutatis mutandis.
10.2English language
(a)Subject to any mandatory provisions of law prescribing the use of the French language, any notice given under or in connection with this Agreement must be in English.
(b)All other documents provided under or in connection with this Agreement must be:
(i)in English; or
(ii)if not in English, and if so required by the Subscribers, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.
11.PARTIAL INVALIDITY
If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
12.REMEDIES AND WAIVERS – NO HARDSHIP
(a)No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and, subject to paragraph (b) below, not exclusive of any rights or remedies provided by law.
(b)Each Party hereby acknowledges that the provisions of article 1195 of the French Code civil shall not apply to it with respect to its obligations under this Agreement and the other Finance Documents. Neither Party shall be entitled to make any claim under, nor assume any risk that may arise as a result of any unpredictable change of circumstances under article 1195 of the French Code civil.

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SECTION 9
DURATION AND GOVERNING LAW
13.DURATION
This Agreement shall survive completion of the Issuance and remain effective until all the liabilities of the Issuer under the Finance Documents have been fully and finally discharged, except in the case of a cancellation in full pursuant to Clause 9 (Cancellation).
14.GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law.
15.SUBMISSION TO JURISDICTION
(a)Any and all disputes, claims or controversies arising out of or relating to this Agreement, including any and all disputes, claims or controversies arising out of or relating to (i) the other Transaction Documents, (ii) any Party’s rights and obligations under this Agreement, (iii) the interpretation, validity or scope of any provision of this Agreement, (iv) the performance, breach, termination, or enforcement of this Agreement, (v) whether a particular dispute, claim or controversy is subject to arbitration under this Clause 15, and (vi) the power and authority of any arbitrator selected hereunder, that are not resolved by mutual agreement shall be submitted to final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”). Any Party may commence the arbitration process by filing a written demand for arbitration with ICC and delivering a copy of such demand to the other Party or Parties to the arbitration in accordance with the notice procedures set forth in this Clause 15. The arbitration shall be conducted according to the ICC Rules of Arbitration, or any successor provision thereto, and the place of the arbitration shall be in New York County, New York. The arbitration shall be conducted in English. The number of arbitrators shall be three (3). The Issuer shall appoint one (1) arbitrator, and the Subscriber Representative shall appoint one (1) arbitrator within [***] Business Days of the initiation of arbitration with ICC. The third (3rd) arbitrator, who shall act as chairman of the arbitration panel, shall be mutually chosen by the two (2) arbitrators appointed by, or on behalf of, the Issuer and the Subscriber Representative. If such third (3rd) arbitrator is not chosen and nominated to ICC for appointment within [***] days of the date of confirmation by ICC of the later of the two (2) party-appointed arbitrators, such arbitrator shall be promptly chosen by ICC subject to objections by the parties for any conflicts. The arbitrators selected shall be neutral and with experience in adjudicating matters under the

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law of France; provided, that if no such person is both willing and able to undertake such a role, the parties to the arbitration shall cooperate with each other and ICC in good faith to select such other persons as may be available from ICC’s panel of neutrals with experience in adjudicating matters under the law of France. The arbitrators will have no authority to award damages not permitted by this Agreement, other than injunctive relief or other equitable remedy to protect against the unauthorized use of intellectual property rights or Confidential Information. Each Party shall bear its own costs and expenses and an equal share of the arbitrators and administrative fees of arbitration. The award of the arbitrators shall be accompanied by a reasoned opinion. The foregoing shall be without prejudice to the right of any Party to seek injunctive relief or other equitable remedy before any court of competent jurisdiction in any place where any unauthorized use of its intellectual property rights or Confidential Information occurs or threatens to occur.
(b)To the fullest extent permitted by applicable law, the details of any arbitration pursuant to this Clause 15, including the existence or outcome of such arbitration and any information obtained in connection with any such arbitration, shall be kept strictly confidential and shall not be disclosed or discussed with any person not a party to the arbitration; provided, that such party may make such disclosures as are required by applicable law or legal process; provided, further that such party may make such disclosures to its, his or her attorneys, accountants or other agents and representatives who reasonably need to know the disclosed information in connection with any arbitration pursuant to this Clause 15 and who are obligated to keep such information confidential to the same extent as such party; and provided, further that such party may disclose information that is otherwise required to be kept confidential as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an arbitrators’ award or the enforcement or confirmation of an arbitrator’s award, in each instance filing in the public record as little confidential information as reasonably necessary under the circumstances. If a party to an arbitration receives a subpoena or other request for information from a third party that seeks disclosure of any information that is required to be kept confidential pursuant to the prior sentence, or otherwise believes that it, he or she may be required to disclose any such information, such party shall (i) promptly notify the other party to the arbitration and (ii) reasonably cooperate with such other party in taking any legal or otherwise appropriate actions, including the seeking of a protective order, to prevent the disclosure, or otherwise protect the confidentiality, of such information.

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(c)The provisions of this Clause 15 may be enforced by any court of competent jurisdiction.
(d)The provisions of Clause 15 shall apply to this Agreement and disputes related thereto and may be enforced by any court of competent jurisdiction.
16.EXECUTION – ELECTRONIC SIGNATURE
16.1The Parties have agreed to execute this Agreement by way of an electronic signing process ("signature électronique") in accordance with articles 1367 et seq. of the French Code civil, using the service provided by DocuSign (https://www.docusign.fr/), and consequently declare that the version of this Agreement signed electronically constitutes an original version of the Agreement and will be valid and binding amongst and between themselves. The Parties therefore declare that the Agreement, in its version signed according to such electronic signing process, has the same probative value as a hard-copy paper executed via a “wet ink” signature, in accordance with article 1366 of the French Code civil, and will be validly enforceable against the Parties.
16.2Each Party recognizes that the electronic signing service provided by DocuSign allows to duly identify the signatories to the Agreement, to guarantee the integrity of the implementation and conservation of the Agreement in accordance with article 1366 of the French Code civil, and constitutes a reliable identification process guaranteeing the link between the Agreement and the signatures applied to it, in the sense of article 1367 of the French Code civil, and therefore hereby expressly foregoes the right to bring contrary evidence or argue otherwise in any manner and context whatsoever.

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Schedule 1–
The Original Subscribers

Original Subscriber	Number of Bonds attributable to its Commitment	Corresponding aggregate Initial Instalment (in USD)
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
Total	50,000	50,000,000

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Schedule 2–
Conditions precedent
Part I–
Conditions precedent to signing of this Agreement
1.The Issuer
(a)A certified copy of the up-to-date constitutional documents (statuts) of the Issuer.
(b)An original of a certificate of incorporation (K-bis extract), a solvency certificate (certificat de non-faillite) and an encumbrance certificate (état des inscriptions) relating to the Issuer, each dated no more than [***] Business Days old.
(c)If required, a certified copy of the resolutions of the supervisory board (conseil de surveillance) and the management board (directoire) or equivalent corporate body of the Issuer:
(i)approving the terms of, and the transactions contemplated by, the Transaction Documents and resolving that it execute the Transaction Documents;
(ii)authorising a specified person or persons to execute the Transaction Documents on its behalf; and
(iii)if applicable, authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents.
(d)A certificate of an authorised signatory of the Issuer certifying that:
(i)each original document relating to it specified in this Part I (Conditions precedent to signing of this Agreement) of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the Signing Date; and
(ii)each copy document relating to it specified in this Part I (Conditions precedent to signing of this Agreement) of Schedule 2 (Conditions precedent) is a complete and accurate copy of an original document complying with (i) above.
(e)If applicable, a certified copy of the power of attorney granted by a duly authorised representative of the Issuer:
(i)authorising a specified person or persons to execute the Transaction Documents on its behalf; and
(ii)authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents.

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2.Transaction Documents
(a)Each other Transaction Document (other than the Trust Agreement) duly executed by all parties to such document.
3.Other Documents and Evidences
(a)A copy of the License Agreement.
(b)The European Investment Bank Intercreditor.
(c)

Part II

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Part III–
Conditions precedent to availability
1.The Issuer
(a)To the extent not already delivered under Part I (Conditions precedent to signing of this Agreement) of this Schedule 2 (Conditions precedent), a certified copy of the up-to-date constitutional documents of the Issuer, being:
(i)a copy of its up-to-date articles of association (statuts); and
(ii)(1) an original of a certificate of incorporation (extrait K-bis), (2) an original of a solvency certificate (certificat de non-faillite), and (3) an original of an encumbrance certificate (état des inscriptions) (or equivalent documents, if relevant in the applicable jurisdiction) relating to it, each dated no more than [***] Business Days old.
(b)To the extent not already delivered under Part I (Conditions precedent to signing of this Agreement) of this Schedule 2 (Conditions precedent), a certified copy of the resolutions of the supervisory board (conseil de surveillance) and the management board (directoire) or equivalent body of the Issuer:
(i)approving the terms of, and the transactions contemplated by the Transaction Documents and resolving that it execute the Transaction Documents;
(ii)deciding the issuance of the Bonds in favor of the Subscribers;
(iii)authorizing a specified person or persons to execute the Transaction Documents on its behalf; and
(iv)if applicable, authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with Transaction Documents.
(c)A certificate of an authorized signatory of the Issuer certifying that:
(i)each original document relating to it specified in this Part II (Conditions precedent to availability) of Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the Issuance Date; and
(ii)each copy document relating to it specified in this Part II (Conditions precedent to availability) is a complete and accurate copy of an original document complying with (i) above.

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(d)If applicable, and to the extent not already delivered under Part I (Conditions precedent to signing of this Agreement) of this Schedule 2 (Conditions precedent), a certified copy of the power of attorney granted by a duly authorized representative of the Issuer:
(i)authorizing a specified person or persons to execute the Transaction Documents; and
(ii)authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including any Subscription Notice) to be signed and/or dispatched by it under or in connection with the Transaction Documents.
(e)The required deliverables set forth in Section 2.2 of the Support Agreement shall have been satisfied.
2.Finance Documents
(a)The Subscription Request duly signed by the Issuer.
(b)A Subscription Notice (bulletin de souscription) for the Bonds, duly signed by each Subscriber.
(c)Certified extracts of the shareholders and securities holders registers (registre de mouvements de titres and comptes individuels d’obligataires) of the Issuer evidencing the subscription of the Bonds.
(d)Execution and delivery (prior to the Issuance Date) of the Trust Agreement and delivery of satisfactory evidence that the Trust Agreement has been presented to the French Tax Administration for registration prior to the Issuance Date.
3.Other documents and evidence
(a)A certificate of the Issuer (signed by a duly authorized signatory) confirming that no Event of Default is outstanding on the Issuance Date or would result from the subscription of the Bonds.
(b)The European Investment Bank Consent.
(c)The Licensee Consent.
Schedule 3

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Schedule 4–
Requests and Notices

Part I–
Form of Subscription Request

From:     [●]
To:     [●] as Subscriber[s]

Dated:    [●]

Dear Sirs,
Subscription agreement dated [●] 2025 in respect of bonds for a maximum nominal amount of USD [●] to be issued by NANOBIOTIX S.A. (the "Agreement")
1.We refer to the Agreement. This is the Subscription Request.
Terms defined in the Agreement have the same meaning in this Subscription Request unless given a different meaning in this Subscription Request.
2.We request that the Subscriber[s] subscribe[s] for the Issuance on [●] 2025 in accordance with the terms and procedures set out in the Subscription Agreement.
3.The [net] proceeds of the Issuance should be credited to:
(a)IBAN: [●]
(b)Swift: [●]
4.This Subscription Request is irrevocable.

Yours faithfully,

authorised signatory for NANOBIOTIX S.A.

Part II

ACTIVE/202499198.16

Part III–
Form of Subscription Notice

NANOBIOTIX S.A.
Société anonyme à conseil de surveillance et directoire
Siège social : [60 rue Wattignies, 75012 Paris (France)]
447 521 600 R.C.S PARIS
_____________________________
BULLETIN DE SOUSCRIPTION
_____________________________
Le Directoire de NANOBIOTIX S.A. a, suivant autorisation du Conseil de surveillance en date du [●] 2025, décidé en date du [●] 2025, l'émission de [●] ([●]) obligations de NANOBIOTIX S.A. (les "Obligations"), d’une valeur nominale maximale de [●] ([●]) Dollars par Obligation, soit un emprunt obligataire de [●] ([●]) de Dollars, étant précisé que la souscription de la totalité des [ó] ([●]) Obligations à émettre a été réservée à [Subscriber]:

Cette émission présente les caractéristiques suivantes:
Émission :    [●] ([●]) Obligations, d'une valeur nominale de [●] ([●]) Dollars chacune;
Prime d’émission :    [●] ([●]) Dollars par Obligation
Prix d'émission :    [●] ([●]) Dollars par Obligation
Libération des Obligations :    par versement fractionné en numéraire selon les modalités suivantes: [●]
Date d'émission :    [●] 2025
Les fonds versés à l'appui de la souscription seront déposés auprès de [●] sur le compte dont les coordonnées figurent ci-dessous :
[ó]

ACTIVE/202499198.16

Souscription

La soussignée, [●],
Dont le siège social est au [●],
Représentée par [●], ayant tout pouvoir à cet effet,
Bénéficiaire du droit de souscrire à hauteur de [●] ([●]) Obligations, sur la totalité des [●] ([●]) Obligations émises en application des décisions du Conseil de surveillance et du Directoire de NANOBIOTIX S.A. en date du [ó].
Déclare souscrire à [●] ([●]) Obligations d'une valeur nominale de [●] ([●]) Dollars chacune avec une prime d’émission de [●] ([●]) Dollars chacune, pour un montant total de [●] ([●]) Dollars.
A l'appui de cette déclaration, la soussignée libère sa souscription, soit la somme de [●] ([●]) Dollars, représentant le prix de souscription des [●] ([●]) Obligations, par versement en numéraire.
La soussignée reconnaît qu'un exemplaire sur papier libre du présent bulletin lui a été remis.
Le [●]
bon pour souscription à [●] ([●]) obligations pour un montant total de [●] ([●]) Dollars

____________________________________
Pour [●]
Dûment habilité

(Signature précédée de la mention "bon pour souscription à [●] ([●]) obligations pour un montant total de [●] ([●]) Dollars".)

Schedule 5

ACTIVE/202499198.16

Schedule 6–
Form of Accession Agreement

To: NANOBIOTIX S.A., as Issuer
To: [Transferor]
From: [Transferee]

Dated: [  ]

Subscription agreement dated [●] 2025 in respect of bonds for an amount of USD [●] to be issued by NANOBIOTIX S.A. (the "Agreement")

We refer to the Agreement. This is an Accession Agreement (this "Accession Agreement"). Terms defined in the Agreement have the same meaning in this Accession Agreement unless given a different meaning in this Accession Agreement.
On [date], [Transferee] (a company incorporated under the laws of [  ] having its registered office at [  ] and registered with number [  ], the "Transferee") has [acquired [  ] Bonds / acquired subscription commitments in an amount of Dollar [  ]] from [Transferor] (a company incorporated under the laws of [  ] having its registered office at [  ] and registered with number [  ], the "Transferor").
The Transferee is not already a party to the Agreement. Consequently, and in accordance with Clause 7.4 (Further conditions to transfers) of the Agreement, the Transferee hereby undertakes and agrees to be bound by all of the terms of this Agreement as if it had originally been party to this Agreement.
This Accession Agreement and any non-contractual obligations arising out of or in connection with it are governed by French law. The provisions of Clause 15 (Submission to jurisdiction) of the Agreement are deemed incorporated mutatis mutandis into this Accession Agreement.

ACTIVE/202499198.16

[NAME OF ENTITY] as Transferee By :__________________________ Name: Title:

Accepted and agreed on [date] By NANOBIOTIX S.A., as Issuer By :__________________________ Name: Title:	[NAME OF ENTITY], as Transferor By :__________________________ Name: Title:

ACTIVE/202499198.16

Schedule 7–
Terms and Conditions

ACTIVE/202499198.16

Executed on 30 October 2025,

This Agreement is signed by each Party using a "signature électronique avancée" (advanced electronic signature) process implemented by a third party services provider, DocuSign (www.docusign.fr), which guarantees security and integrity of digital copies in accordance with article 1367 of the French Code civil and the implementing decree n°2017-1416 dated 28 September 2017 relating to electronic signatures, transposing Regulation (EU) n°910/2014 of the European Parliament and of the Council dated 23 July 2014 on electronic identification and trusted services for electronic transactions within the internal market. In accordance with paragraph 4 of article 1375 of the French Code civil, this Agreement shall be executed in a single original digital copy, a copy of which shall be delivered to each of the parties, directly by DocuSign, which is in charge of implementing the "signature électronique avancée" (advanced electronic signature) solution under the conditions required by article 1367 of the French Code civil and implementing decree no. 2017-1416 dated 28 September 2017 relating to electronic signatures.

The Issuer

NANOBIOTIX S.A.

Address: 60 rue Wattignies, 75012 Paris, France
Telephone Number: [***]
Email: [***] with copy to [***] and [***]
Attention: [***] with copy to [***] and François Chamoun (VP, General Counsel)

________________________
By: Laurent Lévy
Title: Président du directoire

The Subscriber Representative

HCR NANO SPV, LLC

Address: 300 Atlantic Street, Suite 600, Stamford, CT 06901, U.S.A.
Email: [***] ;
[***] ;
[***]
Attention: [***] ; [***]

________________________
By:    Clarke B. Futch
Title:    Chief Executive Officer

[Signature Page to Subscription Agreement]

The Subscribers

HCRX INVESTMENTS HOLDCO, L.P.
By: HCRX Master GP, LLC, its General Partner
Address: [***]
[***] .
Email: [***] ;
[***];
[***]
Attention: [***];[***]

________________________
By:    Clarke B. Futch
Title:    Chairman and Chief Executive Officer

HCR STAFFORD FUND II, L.P.
By: HCR Stafford Fund II GP, LLC, its General Partner
Address: [***]
[***] .
Email: [***] ;
[***];
[***]
Attention: [***];[***]

________________________
By:    Clarke B. Futch
Title:    Managing Member

[Signature Page to Subscription Agreement]

HCR POTOMAC FUND II, L.P.
By: HCR Potomac Fund II GP, LLC, its General Partner
Address: [***]
[***] .
Email: [***] ;
[***];
[***]
Attention: [***];[***]

________________________
By:    Clarke B. Futch
Title:    Managing Member

[Signature Page to Subscription Agreement]